EXHIBIT 99.11

Accountant's Consent

                                                                     EXHIBIT 11

DELOITTE & TOUCHE LLP

Suite 1200                         Telephone: (714) 436-7100
695 Town Center Drive              Facsimile: (714) 436-7200
Costa Mesa, California 92626-1924

CONSENT OF INDEPENDENT ACCOUNTANTS

Pacific Select Fund:

  We hereby consent to the use in Post-Effective Amendment No. 18 to Registration Statement No. 33-13954 on Form N-1A of our report dated
February 16, 1996 related to the financial statements of Pacific Select Fund as of and for the period ended December 31, 1995 incorporated by reference in such Registration Statement and to the references to us under the heading "Condensed Financial Information" appearing in the Prospectus of Pacific Select Fund and under the headings, "Financial Statements" and "Independent Accountants" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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March 22, 1996

DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL